UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2024

HH&L Acquisition Co.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40006	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2001-2002, 20/F, York House The Landmark, 15 Queen’s Road Central Central, Hong Kong	00000
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (852) 3752 2870

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	HHLA	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	HHLA WS	The New York Stock Exchange
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	HHLA.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 7, 2024, HH&L Acquisition Co. (the “Company”) decides that it will redeem all of its outstanding ordinary shares that were included in the units issued in its initial public offering (the “Public Shares”), effective as of the closing of business on February 23, 2024, as the Company will not be able to consummate an initial business combination (the “Business Combination”) on or before February 9, 2024.

Pursuant to the Amended and Restated Memorandum and Articles of Association (the “Articles”), in the event that the Company does not consummate a business combination on or before February 9, 2024, or such later time as the members may approve in accordance with the Articles, the Company shall: (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company (less tax payable, if any, and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public members’ rights as members (including the right to receive further liquidation distributions, if any); and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining members and the directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Company will use the working capital and available cash held outside the trust account to repay the Company’s transaction expenses that the Company has incurred in connection with the Business Combination.

The per-share redemption price for the Public Shares will be approximately US$10.79, before payment of taxes and dissolution expenses.

The Public Shares will cease trading as of the close of business of February 9, 2024. As of the close of business of February 23, 2024, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

The redemption amount will be payable to the holders of the Public Shares upon delivery of their shares or units. Beneficial owners of Public Shares held in “street name”, however, will not need to take any action in order to receive the redemption amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will be terminated. The Company’s initial shareholders have waived their redemption rights with respect to its outstanding ordinary shares issued before the Company’s initial public offering.

The Company expects that the New York Stock Exchange will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs and reasonable assumptions of management, and actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC.

The Company undertakes no obligation to update any forward-looking statements after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HH&L Acquisition Co.

By:	/s/ Richard Qi Li
Name:	Richard Qi Li
Title:	Chief Executive Officer and Director

Date: February 7, 2024